SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Exhibit 32

Statement

Solely for the purposes of complying with 18 U.S.C.§1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and the Chief Financial Officer of Sonic Foundry, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is made solely for purpose of 18 U.S.C. §1350, subject to the knowledge standard contained therein, and not for any other purpose.

Dated: January 4, 2024

By:	/s/ Joe Mozden, Jr.
By:	Joe Mozden, Jr.
Title:	Chief Executive Officer

By:	/s/ Ken Minor
By:	Ken Minor
Title:	Chief Financial Officer